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                                                                 EXHIBIT 10.4

                              CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement") is made and entered into as of January 4, 2000, by and between Lifef/x Networks, Inc., a Delaware corporation (the "Company"), and Ian W. Hunter ("Consultant"), both the Company and the Consultant being sometimes referred to herein as the "parties," with reference to the following facts:

     A. Consultant possesses special skills, knowledge and qualifications beneficial to the business of the Company.

     B. The parties hereto desire to enter into an agreement under which Consultant will provide services to the Company.

     C. The parties intend that Consultant shall be an independent contractor with and to the Company under this Agreement and not an employee of the Company.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Engagement and Term. The Company hereby engages the services of
         -------------------
Consultant and Consultant accepts such engagement upon the terms and conditions set forth herein for a term commencing on January 4, 2000 and terminating on the first anniversary hereof (the "Term") unless such engagement is sooner terminated as hereinafter provided. This Agreement may be extended for two (2) additional one-year terms by mutual signed written agreement of the parties.

     2.  Duties. Consultant shall (a) provide consulting and engineering
         ------
services for the Company to design, build and implement all aspects of the Company's "Lifef/x" products (as more fully described in the attached description "Addendum "A"), (b) consult on all technical matters requested by the Company, (c) assist in the search for one or more qualified candidates for hiring consideration by the Company as directed by the Chief Executive Officer,
(d) search for qualified candidates who may be considered by the Company for hire as employees or engagement as independent contractors and (e) perform such other duties pertaining to the Company's business as the Company and Consultant may reasonably agree from time to time, including, without limitation, participating in demonstrations and presentations of the Company's "Lifef/x" products to potential clients, investors and other parties. In addition to Consultant's obligations hereunder, upon the Company's request, Consultant shall prepare and deliver to the Company written reports describing in detail the progress of the services performed under this Agreement.

     3.  Nature of Services. Consultant shall perform diligently and to the best
         ------------------
of its talents, skills and expertise, all of the services which Consultant is required to perform under this Agreement and shall devote such time to the performance of these duties on average one (1) business day per week for the initial Term of this Agreement, plus such additional periods of time as Consultant may reasonably determine to be necessary in order to accomplish the assigned tasks. In the performance of services hereunder, Consultant shall hold the title of Senior Scientific Consultant for such period of time as may be determined by the Company in its sole and absolute discretion; provided, however, that Consultant shall not have the power to bind the Company under any contract, agreement or other arrangement with any third party. Consultant shall not delegate the performance of any such services to any other person, firm or corporation without the prior written consent of the Company, which consent the Company may grant or withhold in its sole and absolute discretion. Subject to the foregoing and the provisions of Section 7, Consultant shall have the right to engage in any other gainful activities, ventures and businesses. Consultant's services hereunder shall be performed at the Company's offices in the greater Boston, Massachusetts area, unless the parties hereto from time to time mutually agree otherwise. Notwithstanding the foregoing, Consultant hereby acknowledges and agrees that Consultant shall be required, as part of the services to be performed by Consultant hereunder, to travel to such locations in the United States and Canada as the Company may direct from time to time, and to such foreign locations as are mutually agreed to from time to time. All such travel dates shall be mutually agreed to by the parties.

     The Company shall have the right, at any time and from time to time, to hire any other person, firm or entity to provide all or any portion of the services which Consultant has agreed to provide to the Company hereunder. Whether or not the Company has hired any such other person, firm or entity, the Company may, by notice to Consultant, in its sole and absolute discretion and from time to time, cause Consultant to cease providing any one or more services hereunder and/or withdraw and/or change any request for services theretofore made by the Company to Consultant.

     4.  Compensation. For so long as Consultant is engaged by the Company, the
         ------------
Company shall pay to Consultant and Consultant shall accept as payment in full for all services rendered by Consultant to the Company hereunder a consulting fee (the "Consulting Fee") equal to One Hundred Fifty Thousand Dollars ($150,000) per annum, payable bi-weekly in arrears.

     5.  Reimbursement of Expenses. The Company shall reimburse Consultant for
         -------------------------
all out-of-pocket expenses authorized in advance by the Company's Board of Directors or any Co-President of the Company and incurred by Consultant in the performance of Consultant's duties hereunder; provided such expenses are reasonably accounted for to the Company in a manner satisfactory to the Company.

     6.  Confidential Information and Inventions.
         ---------------------------------------
              (a) Consultant recognizes and acknowledges that during the course of Consultant's engagement by the Company, Consultant shall have access to Confidential Information. "Confidential Information" means all information or material not publicly known about the Company and which the Company treats or designates as confidential, including, without limitation, any such information which relates to any of its products, services or any phase of its operations, business or financial affairs. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know-how, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development

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procedures, test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections and employee files. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats and/or has an obligation to treat as confidential or designates as Confidential Information, whether or not owned or developed by the Company. Confidential Information shall not include any information which is or becomes (i) generally available to the public other than as a result of disclosure in violation of this agreement with the Company or (ii) generally known in the industry in which the Company is or may become involved other than as a result of disclosure in violation of this agreement with the Company. (The term "Company," as used in this Section 6, means not only Lifef/x Networks, Inc., but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Lifef/x Networks, Inc. The term "Consultant", as used in this Section 6, means not only Ian W. Hunter, but also all employees of Ian W. Hunter.)

           (b) Both during the term hereof and at all times thereafter, all Confidential Information which Consultant may now possess, may obtain during or after the term hereof, or may create prior to the end of the term hereof will be held confidential by Consultant, and Consultant will not (nor will Consultant assist any other person to do so), directly or indirectly, (i) reveal, report, publish or disclose such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (other than in the course of carrying out Consultant's duties hereunder or as expressly authorized by the Company), (ii) render any services to any person, firm, corporation, association or other entity to whom any such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed by or at the instance of Consultant, or (iii) use such Confidential Information except for the benefit of the Company and in the course of Consultant's engagement by the Company; provided, however that the foregoing will not apply to the extent Consultant is required to disclose any Confidential Information by applicable law or legal process so long as Consultant promptly notifies the Company of such pending disclosure and consults with the Company prior to such disclosure concerning the advisability of seeking a protective order or other means of preserving the confidentiality of the Confidential Information.

           (c) Any Inventions (as defined below) in whole or in part conceived, made or reduced to practice by Consultant (either solely or in conjunction with others) (i) during or after the Term hereof, which are made through the use of any of the Confidential Information or any of the Company's equipment, facilities, supplies, trade secrets or (ii) during the Term hereof, which relate to the Company's business or the Company's actual or demonstrably anticipated research and development, or (iii) during or after the Term hereof, which result from any work performed by Consultant for the Company, will belong exclusively to the Company and will be deemed part of the Confidential Information for purposes of this Agreement, whether or not fixed in a tangible medium of expression. The term "Inventions," as used in this Section 6, means any ideas, designs, concepts, techniques, inventions and discoveries, whether or not patentable or protectable by copyright and whether or not reduced to practice, including, but not limited to, devices, processes, drawings, works of authorship, computer programs, software, source codes, object codes, interfaces and networks (and all components of the foregoing), methods and formulas together with any improvements thereon or thereto, derivative works therefrom and know-how related thereto.


           (i) Without limiting the foregoing, any such Inventions will be deemed to be "works made for hire" and the Company will be deemed to be the owner thereof, provided that in the event and to the extent such works are determined not to constitute "works made for hire" as a matter of law, Consultant hereby irrevocably assigns and transfers to the Company all right, title and interest in and to any such Inventions, including but not limited to all related patents, copyrights and mask works and all applications therefor and filings and notification with respect thereto.

           (ii) Consultant acknowledges that written records (in the form of notes, sketches, drawings or such other form(s) as may be specified by the Company) of all Inventions made by Consultant during the Term hereof or thereafter which belong exclusively to the Company pursuant to the provisions of this Section 6), which will be available at reasonable intervals on receipt from the Company of notice or requests therefor to the Company at all times and will remain the sole property of the Company. In the event that any Invention is made, conceived of or reduced to practice by Consultant, either solely or in conjunction with others, during the Term hereof, which belongs exclusively to the Company pursuant to the provisions of this Section 6, Consultant will promptly give notice and fully disclose in writing such Invention to the Co-Presidents and the Board of Directors of the Company.

           (iii) Consultant will assist the Company (at the Company's expense), either during or subsequent to the term hereof, to obtain and enforce for the Company's benefit, patents, copyrights, and mask work protection in any country for any and all Inventions made by Consultant, in whole or in part, the rights to which belong to or have been assigned to the Company pursuant to the provisions of this Section 6. Consultant agrees to execute all applications, assignments, instruments and papers and perform all acts as the Company or its counsel may deem necessary or desirable to obtain any patents, copyrights or mask work protection in such Inventions and otherwise to protect the interests of the Company therein. In the event the Company is unable to secure Consultant's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention which is due to mental or physical incapacity, Consultant hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Consultant's agents and attorney-in-fact, to act for and in Consultant's behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other right or protections with the same legal force and effect as if executed and delivered by Consultant.

       (d) All memoranda, notes, lists, records and other documents (and all copies thereof) constituting Confidential Information (including information relating to all Inventions which belong exclusively to the Company pursuant to the provisions of this Section 6) made or compiled by Consultant or made available to Consultant during or after the Term hereof shall be the Company's property, shall be kept confidential in accordance with the provisions of this
Section 6 and shall be delivered to the Company at any time on request and in any event upon the termination of Consultant's engagement by the Company for any reason.

     7.  Competition and Solicitation of Business. During the Term of this
         ----------------------------------------
agreement and for an additional period of one year thereafter (collectively, the "Restricted Period"), Consultant shall not (a) engage or own any interest in any activities, ventures or businesses which directly or indirectly conflict or compete with, or are substantially similar to, the activities, ventures and businesses of the Company to the extent that such activities, ventures, and businesses are included within the Business Plan of the Company as of the date of execution of this Agreement, and as the parties hereto may subsequently reasonably agree as to future amendments in the scope of such Business Plan in a signed written instrument; (b) solicit or assist any other person or entity to solicit any business (other than for the Company) from any present or past customer of the Company; or (c) request or advise any present or future customer, supplier or vendor of the Company to withdraw, curtail or cancel its business dealings with the Company; or (d) commit any other act or assist others to commit any other act which is intended to injure the business of the Company. Notwithstanding anything to the contrary contained herein, Consultant may own directly or indirectly, securities of any entity which are traded on any national securities exchange if Consultant is not a controlling person of, or member of a group which controls, such entity, and he does not directly or indirectly own 5% or more of any class of securities issued by such entity.

     8.  Solicitation of Employees. Consultant shall not during the Restricted
         -------------------------
Period, without the Company's prior written consent, directly or indirectly, (a) solicit or encourage any employee of the Company to leave the employ of the Company or (b) hire any employee or former employee of the Company if that employee has left the employ of the Company within one year prior thereto, with the exception of Serge Lafontaine, a current employee of the Company who may continue his Post Doctoral fellowship under the direction of Consultant. Notwithstanding the above, Serge Lafontaine's fellowship may in no way compete, interfere or diminish Lafontaine's responsibilities to the Company and Lafontaine's employment agreement with the Company overrides and controls any understanding in such regard contained in this Agreement.

     9.  Solicitation of Consultants. Consultant shall not during the Restricted
         ---------------------------
Period, without the Company's prior written consent, directly or indirectly, (a) solicit or encourage to cease work with the Company any consultant then under contract with the Company or (b) hire any consultant or former consultant of the Company if that consultant has ceased to be engaged by the Company within one year prior thereto.

     10.  Use of Each Party's Name; Use of Facilities. The Company and the
          -------------------------------------------
Consultant may make reasonable written use of or reference to the other party's name in any marketing, public relations, advertising, display and for other business purposes without the prior written consent of the other party hereto. Consultant shall not make any use of the Company's facilities for any activity unrelated to the business purposes and interests of the Company under this Agreement without the Company's prior written consent, which consent may be granted or withheld in the Company's sole and absolute discretion.

     11.  Survival. Consultant and Company agree that the obligations, covenants
          --------
and agreements of Consultant and Company and the rights of the Company and Consultant set forth in Sections 6, 7, 8, 9, 10 and 11 (the "Restrictive Covenants") shall survive any termination or expiration of this Agreement.

     12.  Rights and Remedies Upon Breach. If Consultant or Company breaches or
          -------------------------------
threatens to commit a breach of any of the provisions of the Restrictive Covenants, the Company or Consultant shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company or Consultant under law or in equity.

             (a)  Specific Performance. The right and remedy to have the
                  --------------------
Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company or Consultant and that money damages will not provide adequate remedy to the Company or Consultant.

             (b)  Damages. In the event any of the Restrictive Covenants are
                  -------
breached by the Consultant or the Company, the breaching party shall be liable to the other party for all direct damages resulting therefrom, excluding, however, any punitive and any consequential damages.

             (c)  Severability of Covenants/Blue Pencilling. If any court
                  -----------------------------------------
determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions; and

             (d)  Enforceability in Jurisdictions. The Company and Consultant
                  -------------------------------
intend to and do hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Consultant that such determination not bar or in any way affect the right of the Company or the Consultant to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     13.  Termination. In addition to any other termination provisions contained
          -----------
herein, this agreement may be terminated:

          (a) By either party for "cause" in the event of a material breach of this Agreement by the other party which is not cured after thirty (30) days' written notice from the non-breaching party specifying the nature of the breach;

          (b)  Upon the death or permanent disability of Consultant;

          (c) At such time, if any, as the Company shall be adjudicated insolvent or bankrupt, make an assignment for the benefit of creditors, shall commence, approve or consent to a case or any proceeding under any bankruptcy, reorganization or similar law, or have an involuntary case or proceeding in bankruptcy or reorganization commenced against it, which is not dismissed within 90 days or ceases to conduct business for any reason whatsoever.

     Termination for any of these subsection (c) reasons shall be effective automatically upon such event without notice to either party; or

          (d)  At the election of the Company or Consultant, by giving sixty
(60) days' written notice thereof to the other party.

          Upon termination of this Agreement, Consultant shall not be obligated to render any additional services to the Company and the Company shall not be obligated to make any additional payments to Consultant, whether in the form of Consulting Fees or otherwise; provided, however, the Company shall pay Consultant for any uncompensated services theretofore rendered by Consultant.

     14.  Return of the Company's Property. If this Agreement is terminated for
          --------------------------------
any of the reasons specified in Section 13, the Company shall have the right, at its option, to require Consultant to vacate Consultant's offices, if any, on the Company's premises prior to the effective date of termination and to cease all activities on the Company's behalf. Upon the termination of Consultant's engagement in any manner, Consultant shall immediately surrender to the Company all notes, data, sketches, drawings, manuals, documents, records, data bases, programs, computer diskettes, printouts, blueprints, memoranda, specifications, customer lists, financial reports, equipment and all other physical forms of expression incorporating or containing any Confidential Information, and all lists, books and records of, or in connection with, the Company's business, and all other property belonging to the Company, it being distinctly understood that all such items are the property of the Company.

     15.  No Conflicting Agreements. Consultant represents and warrants to the
          -------------------------
Company that to the best of his knowledge there are no agreements, commitments or relationships to which Consultant is a party which would prevent Consultant's timely and complete performance of the terms and conditions of this Agreement, and Consultant knowingly shall not enter into any such agreement, commitment or relationship during the term of this Agreement.

     16.  Indemnification.
          ---------------
          (a)  By Consultant. Consultant shall indemnify, defend and hold
               -------------
harmless the Company, its officers, directors, shareholders, employees and agents and their respective successors and assigns, from and against any and all claims, demands, liabilities, losses, expenses, costs, obligations, recoveries or damages of any nature whatsoever, whether accrued, absolute, contingent or otherwise, including without limitation court costs and reasonable attorneys' fees (whether or not suit is brought), arising out of or resulting from or relating to any material breach by Consultant of any of Consultant's covenants contained in this Agreement, or by any acts or omissions of Consultant. This indemnification obligation shall survive any termination of this Agreement.

          (b)  By Company.  Company shall indemnify, defend and hold harmless
               ---------
the Consultant and his heirs, successors and permitted and authorized assigns, from and against any and all claims, demands, liabilities, losses, expenses, costs, obligations, recoveries or damages of any nature whatsoever, whether accrued, absolute, contingent or otherwise, including without limitation court costs and reasonable attorneys' fees (whether or not suit is brought), arising out of or resulting from or relating to any material breach by Company of any of Company's covenants contained in this Agreement, or by any acts or omissions of the Company. This indemnification obligation shall survive any termination of this Agreement.

     17.  Mediation and Arbitration. Any dispute or controversy arising under
          -------------------------
this Agreement or concerning Consultant's engagement by the Company (including, without limitation, any controversy as to the availability of any dispute) which the parties have been unable to resolve themselves shall be settled exclusively by voluntary mediation by the parties before a jointly appointed mediator, such appointment of the mediator by the parties to occur within 15 days after receipt of written notice by either party from the other party hereto concerning proceeding into mediation for such unresolved dispute. Such voluntary mediation shall be concluded promptly in Boston, Massachusetts. In the event the parties do not reach a voluntary agreement in mediation or in the event either party declines to participate in mediation then such dispute shall be settled by arbitration to be held in Boston, Massachusetts, before a single arbitrator in accordance with the rules of the American Arbitration Association ("AAA") then in effect relating to the arbitration of employment disputes, provided, however, that any claims relating to the Restrictive Covenants shall be resolved through the courts. In the event the parties fail to promptly reach agreement on the appointment of the joint arbitrator within 30 days after receipt by either party to this Agreement concerning such appointment, then such arbitrator shall be chosen by the General Manager of the AAA office located in Boston, Massachusetts. Judgment may be entered on the arbitrator's award in any court having jurisdiction, and the parties consent to the jurisdiction of the Massachusetts courts for that purpose.

     18.  Notices. All notices, requests and other communications of any kind
          -------
which either party hereto may be required or desires to serve upon the other party under the terms of this Agreement shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or a professional return receipt requested, in all cases addressed to:

          If to Consultant:  Ian W. Hunter
                             6 Oakdale Lane
                             Lincoln, Massachusetts  01773
                             Fax No. (781) 259-3308

          If to Company:     Lifef/x Networks, Inc.
                             8 Cambridge Center
                             Cambridge, Massachusetts  02142
                             Fax No. (617) 551-5862
                             Attention:  Lucille Salhany,
                                          CEO and Co-President

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery to the address set forth above. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

     19.  Attorneys' Fees. In the event of any action, proceeding or arbitration
          ---------------
between the parties hereto to enforce any provision or right hereunder, the unsuccessful party to such action or proceeding shall pay the successful party all costs and expenses, including but not limited to, reasonable attorneys' fees incurred therein by such successful party, which cost, expenses and attorneys' fees shall be included in and as a part of any judgment or award rendered in such action or proceeding.

     20.  Relationship and Authority. The relationship between the Company and
          --------------------------
Consultant intended to be created by this Agreement is that of two separate and independent contractors, and nothing herein contained shall be construed as creating a relationship of employer and employee or principal and agent between them. Consultant shall neither act nor make any representation that Consultant is authorized to act as an employee, agent or officer of the Company.

     21.  Assignment. The services to be rendered and the duties to be performed
          ----------
by Consultant hereunder are of a unique and personal nature. Nothing contained in this Agreement shall be construed to permit the assignment by Consultant of any right or obligation under this Agreement and any such assignment is expressly prohibited without the prior written consent of the Company, which may be granted or withheld in the Company's sole and absolute discretion.

     22.  Section Headings. The headings of the several sections and paragraphs
          ----------------
of this Agreement are inserted solely for convenience of reference and are not a part hereof and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     23.  Entire Agreement. This Agreement (including the exhibits hereto) and
          ----------------
the agreements, documents and instruments to be executed and delivered pursuant hereto or thereto are intended to embody the final, complete and exclusive agreement among the parties with respect to the subject matter hereof; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior to contemporaneous agreement, understanding or representation, whether written or oral.

     24.  Engagement at Will.  Any continuance of Consultant's engagement by the
          ------------------
Company and Consultant after the expiration of the Term of this Agreement shall be deemed an engagement at will and shall be subject to termination with or without cause by either Company or Consultant upon delivery of notice thereof to the other party. In all other respects, any such continuance of engagement shall be upon the terms and conditions as set forth herein or as otherwise mutually agreed upon by the parties hereto.

     25.  Waiver; Modification.  No provision of this Agreement may be amended,
          --------------------
modified or waived except by an agreement in writing signed by the party against whom the enforcement of any such waiver, amendment or modification is sought.

     26.  Severability and Interpretation.  The provisions of this Agreement are
          -------------------------------
severable, and in the event that any provision is declared invalid, this Agreement shall be interpreted as if such invalid provision were not contained herein. Rules of construction and interpretation and other legal fictions such as, but not limited to, construction against the draftsman shall not be employed in the interpretation hereof, and all words and phrases shall be given their common sense English language meaning.

     27.  Applicable Law and Venue. This Agreement shall constitute a contract
          ------------------------
under the internal laws of the Commonwealth of Massachusetts and shall be governed and construed in accordance with the internal laws of said Commonwealth and without regard to the conflicts of laws principles thereof. Subject to the provisions of Section 17, and except as provided in Section 12, any action or proceeding brought hereunder shall be brought in the state or federal courts sitting in Boston, Massachusetts, the parties hereto hereby waiving any claim or defense that such forum in not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner authorized by Massachusetts law, and agrees that a final judgment in any such action or proceeding, subject to any appeal rights, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

     28.  Further Assurances.  The Company and Consultant shall, whenever and as
          ------------------
often as reasonably requested to do so by the other party, execute, acknowledge and deliver or cause to be executed, acknowledged or delivered, any and all agreements and instruments as may be necessary, expedient or proper in the opinion of the requesting party to carry out the intent and purposes of this Agreement. The parties hereto acknowledge and agree in general covenants of good faith and fair dealings with one another pursuant to the terms and conditions of this Agreement.

     29.  Gender; Tense; etc. Where the context or construction herein permits
          ------------------
or requires, all words applied in the plural shall be deemed to include the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tenses, and vice versa.

     30.  Counterparts. This Agreement may be executed simultaneously in any
          ------------
number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement, and the parties may employ facsimile signatures.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                              Lifef/x Networks, Inc.,
                              a Delaware corporation


                              By: /s/ Michael Rosenblatt
                                 _______________________

                                 Its: Chairman and Co-
                                      President
                                     ___________________


                              /s/ Ian Hunter
                              __________________________
                              Ian W. Hunter

                                   Addendum A
                                   ----------

Lifef/x Standins. Lifef/x Standins are photo-realistic 3D computer models, which can be animated in real time by text or speech files. The simplest form of consumer level Standins can be created from 2D digital images, which the consumer can send to us electronically via our planned Web site, or traditional analog photo images, sent to us via the postal service. The completed digital Standins will be delivered to users via the Web. We envision that the Standins can be used with e-mail, Web pages, chatrooms, PC games, corporate Intranets and extranets and many other applications. We plan to make the Lifef/x Standins compatible for different products including PC games, operating systems as screen saver and e-mail, chatrooms, online help, etc. All products will share the same technology architecture and Standins will be interchangeable, serving as the foundation for an expandable and interconnected software platform. Alternatively, the user can get animation commands streamed in real time for the Web at bandwidths of 28.8Kbps or more after the Standin is downloaded to the player.

Professional Standins. More sophisticated and articulated Standins ("Professional Standins") can be created and then animated by actual human performances that can be captured utilizing our patent pending proprietary motion capture system that is driven by the Lifef/x technology. The captured performance of the Professional Standin can then be reproduced on the Lifef/x Genesis Player from downloaded Lifef/x media files. Alternatively, the user can get animation commands streamed in real time over the Web at bandwidths of 28.8Kbps or more after the Professional Standin is downloaded to the player.

Lifef/x Genesis Player V1.0. The Lifef/x Genesis Player will be a highly flexible, programmable player that can be used either for streaming animation commands of captured Lifef/x Standin performances over the Internet or for online, real time interactive content generation. It will be developed as a flexible programming component that can be used and programmed inside a Web browser, to read e-mail or perform a number of system interactions. When programmed using either the Jscript of Vbscript languages inside Web sites, Standins will be capable of complex autonomous interactions with the user. Standins will be capable of being active or inactive, visible or not visible and will provide autonomous behavior while waiting for user interactions or Web data to be downloaded. The first version will allow to use Text-To-Speech to read text messages, and the second version will use recorded voice, which could be recorded and saved for later delivery or streamed. When played back, the Lifef/x standin lips and face will be correctly animated from the audio signal.

Lifef/x Email interfaces.  Specific interfaces will be developed to end-user
------------------------
email programs such as Microsoft Outlook Express, Microsoft Outlook, Netscape Mail, etc. These will allow users to use their usual email program and in addition be able to send or receive messages that are to be delivered with the Lifef/x standins.

Lifef/x Messaging (IM) Interfaces.  Interfaces and modules will be added to
---------------------------------
Instant Messaging systems such that users will be able to use standins in the IM conversations. These features will be added to existing IM systems.

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Lifef/x chat Room Interfaces.  Similar to IM, Lifef/x interfaces to common chat
----------------------------
room interfaces will allow users to use standins in chat rooms.

Lifef/x Director. Our Lifef/x Director software will allow the additional animation and control of Standins for uses such as sending e-mails with embedded animation commands. Using the software, the user will be able to add four basic emotions (happy, sad, angry, surprised) and simple motions.

Lifef/x Creator Software. Our Lifef/x Creator software will be offered to sophisticated Web users as an advanced tool to control Stands for integration in Web pages, e-mail or to create Lifef/x media files. This program will be a simplified version of the Lifef/x Pro-Creator (discussed below) and this software will be developed simultaneously with and have the same components as the Lifef/x Pro-Creator, except for certain customizations. The Lifef/x Creator will be expandable by adding our Lifef/x e-Motor Packs which are packages of emotional cues.

Lifef/x Pro-Creator Software. The Lifef/x Pro-Creator software will allow the professional Web designer to fully animate and control Lifef/x Standins using a flexible and powerful graphical user interface. This digital studio will allow the designer to control the position, lighting, expressions, emotions, and movement of the Standins and how they interact.

Lifef/x SDK. We plan to develop the Lifef/x SKD as a component for software developers to include in their applications. It will integrate Lifef/x Standins in applications, such as PC games and other software, as computer hosts to lead users through new programs and equipment, or for e-mail, screen savers, etc.

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LifeFX Development to be undertaken by Ian W. Hunter

1. Nonlinear System Identification (NLSYSID) for speech synchronization and viseme generation

  .  Generation of NLSYSID Tools
  . Preliminary test of nonlinear system identification for predicting mouth positions
  .  Acquisition of accurate data for training the NLSYSID technique
  .  NLSYSID applied to training data set
  . Verification of accuracy of NLSYSID to predict mouth opening, rounding and position

2.   NLSYSID applied to Vestibulo-Ocular Reflex

  .  Generation of NLSYSID GUI to test the NLSYSID technique
  .  Preliminary evaluation of NLSYSID for modeling the VOR
  .  Data acquisition of VOR data including eye and head position
  .  Accurate modeling of NLSYSID
  .  Verification of accuracy of VOR nonlinear model

3.   Automation of Face Mapping

  .  GUI development for displaying images and controls
  .  Collection of anthropomorphic data for location of facial fiducial points
  .  Development of basic image processing functions
  . Development of new cross-correlation based on hyperbolic transforms for feature detection
  .  Application of NLSYSID for automating operator detection
  . NLSYSID techniques for fitting basis functions (e.g. Hermite, B-Splines) to face profile

4.   Windows Media Software

  . Creation of ASF streaming files from MPEG and AVI file formats . ASX coding and embedding ASF streams with additional data (XML) . Embedding private data in ASF streams
  .  Embedding commands and programs in ASF streams

5.   Development of embedded behaviors and automatisms

  . Module for automatic switching and time spanning of "attention" and subject of mental focus, particularly in applications to vision control
  .  Generation of random head movements and rotations

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